Exhibit (a)(1)(D)

FORM OF WITHDRAWAL ELECTION FORM

From: ___________________________

To:	Westfield Financial, Inc.
141 Elm Street
Westfield, Massachusetts 01085
Attention: Gerald P. Ciejka

I previously received a copy of the offering materials (the “Offering Materials”) filed by Westfield Financial, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on Schedule TO on July 23, 2013, and I completed and returned a Tender Election Form.

I wish to withdraw my election as follows:

☐ Withdraw ALL tendered Eligible Options

☐ Withdraw ONLY the grants of Eligible Options listed below:

Number of Eligible Options Tendered by Grant	Grant Date
(A)
(B)
(C)
(D)

I understand that after signing this Withdrawal Election Form and delivering it to the Company in accordance with the terms set forth in the Offering Materials, none of my Eligible Options with respect to which this Withdrawal Election Form applies will be purchased by the Company in the offer, and instead my Eligible Options to which this Withdrawal Election Form applies will continue to be governed by the Company’s stock option plan(s) and the relevant option agreement(s) between the Company and me. I further understand that this Withdrawal Election Form will be effective only upon its receipt by the Company in the manner described in the  Offering Materials, including that such receipt must occur before the expiration of the offer.

I further understand that if I decide to participate in the offer and tender some or all of my Eligible Options after I deliver this Withdrawal Election Form, I must deliver a new Tender Election Form to the Company in accordance with the procedures described in the Offering Materials. I hereby withdraw my election to participate in the offer as set forth in this notice.

Date:	_________________________________
Signature of Holder:	_________________________________
Name (print):	_________________________________
Daytime Phone:	_________________________________
Address:	_________________________________
_________________________________
_________________________________